UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
December 7, 2006

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37660
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN	December 7, 2006

Item 3.03 Material Modification to Rights of Security Holders

On December 7, 2006, the Board of Directors of Eastman Chemical Company (the “Company”) elected to redeem all of the outstanding preferred stock purchase rights (the “Rights”) issuable pursuant to that certain Stockholder Protection Rights Agreement, dated as of December 13, 1993 and amended as of April 23, 2003 and December 4, 2003 (as amended, the “Rights Agreement”), between the Company and American Stock Transfer & Trust (“AST”), as successor rights agent. The record date for the payment of the Redemption Price (as defined in the Rights Agreement) is the Close of business (as defined in the Rights Agreement) on December 18, 2006, and the payment date for the payment of the Redemption Price is expected to be January 2, 2007. As a result of the foregoing redemption, the Rights Agreement has been terminated.

A copy of the Rights Agreement has previously been filed by the Company with the Securities and Exchange Commission.

A press release announcing the redemption of the Rights is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits:

(d) Exhibits

The following exhibit is furnished pursuant to Item 9.01:

99.1 Public release by the registrant on December 8, 2006.

EASTMAN CHEMICAL COMPANY - EMN	December 7, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ THERESA K. LEE Theresa K. Lee Senior Vice President, Chief Legal Officer and Corporate Secretary
Date: December 12, 2006